REGISTRATION STATEMENT NO. 333-_____
                            Filed June 27, 1996


                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                               FORM S-8
                          REGISTRATION STATEMENT
                                UNDER
                        THE SECURITIES ACT OF 1933


                        FIRSTBANCORPORATION, INC.
       (Exact name of registrant as specified in its charter)


      South Carolina                             57-1033905
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)             Identification No.)


                          1121 Boundary Street
                      Beaufort, South Carolina 29901
                           (803) 521-5600
                  (Address of principal executive offices)


                      FirstBancorporation, Inc.
                    1986 Bank Incentive Stock Option Plan
       1986 Amended and Restated Non-Qualified Stock Option Plan
                Stock Option Agreement with Robert A. Kerr
                Stock Option Agreement with Bryan K. Newton
                       1996 Stock Option Plan
                     (Full title of the Plans)


       James A. Shuford, III             Copies to:
       President and Chief               Eric S. Kracov, Esquire
       Executive Officer                 Breyer & Aguggia
       FirstBancorporation, Inc.         1300 I Street, N.W.
       1121 Boundary Street              Suite 470 East
       Beaufort, South Carolina  29901   Washington, D.C. 20005
       (803) 521-5600                    (202) 737-7900
       Name, address and telephone
       number of agent for service


                               Page 1 of 7 Pages
                      Index to Exhibits Appears on Page 4.

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                       Calculation of Registration Fee

                                      Proposed
Title of                   Proposed   Maximum
Securities   Amount        Maximum    Aggregate    Amount of
to be        to be         Price Per  Offering     Registration
Registered   Registered(1) Share(2)   Price        Fee

Common Stock,
$.01 par
value        107,879       $10.67     $1,151,069     $397

(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), the book value per share of the common stock, $.01 par value (the "Common Stock") of FirstBancorporation, Inc. (the "Registrant") is estimated to be $10.67 per share, as of March 31, 1996.

(2) Of this number 18,139 shares are being registered for issuance under the 1986 Bank Incentive Stock Option Plan, 66,601 shares are being registered for issuance under the 1986 Amended and Restated Non-Qualified Stock Option Plan, 4,054 shares are being registered for issuance under the Stock Option Agreement with Robert A. Kerr, dated June 15, 1988, 3,335 shares are being registered for issuance under the Stock Option Agreement with Bryan K. Newton, dated June 13, 1996 and 15,750 shares are being registered for issuance under the 1996 Stock Option Plan (the foregoing plans are referred to collectively herein as the "Plans"); together with an indeterminate number of shares reserved for issuance pursuant to the Plans as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

       This Registration Statement shall become effective automatically upon the date of filing in accordance with Section
8(a) of the Securities Act of 1933, as amended, and 17 C.F.R.
Section 230.462.

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                                        PART II

                  INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

Item 3.      Incorporation of Certain Documents by Reference

       The following documents filed with the Commission are incorporated in this Registration Statement by reference:

       (1)   The Company's Annual Report on Form 10-KSB
(Commission No. 0-28106) for the year ended December 31, 1995;
and

       (2) The description of the Common Stock contained in The Savings Bank of Beaufort County, FSB Proxy Statement dated
April 27, 1995 filed as Exhibit 99.2 to the Registrant's Current
Report on Form 8-K dated November 7, 1995.

       All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

       Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities

       Not Applicable

Item 5.      Interests of Named Experts and Counsel

       Not Applicable

Item 6.      Indemnification of Directors and Officers

       Section 33-8-560 of the South Carolina Business
Corporation Act set forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

       Article XIV of the Registrant's Articles of Incorporation provides for indemnification of the directors, officers, employees and agents of the Registrant for expenses actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit.

Item 7.      Exemption From Registration Claimed

       Not Applicable

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Item 8.      Exhibits

       The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8
(numbering corresponds to Exhibit Table in Item 601 of
Regulation S-K):

       No.                       Exhibit

        5          Opinion of Breyer & Aguggia

       23(a)       Consent of J.W. Hunt and Company, LLP

       23(b)       Consent of Deloitte & Touche LLP

       23(c)       Consent of Breyer & Aguggia (see Exhibit 5)

       24          Power of attorney (see signature pages)

       99.1        1986 Bank Incentive Stock Option Plan

       99.2        1986 Amended and Restated Non-Qualified Stock
                   Option Plan

       99.3 Stock Option Agreement with Robert A. Kerr, dated June 15, 1988

       99.4 Stock Option Agreement with Bryan K. Newton, dated June 13, 1996

       99.5        1996 Stock Option Plan


Item 9.      Undertakings

       The undersigned Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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       4.    That, for the purposes of determining any liability
under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act will and will be governed by the final adjudication of such issue.

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                                      SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, FirstBancorporation, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Beaufort and State of South Carolina the 26th day of June 1996.

                           FIRSTBANCORPORATION, INC.

                           By: /s/ James A. Shuford, III
                           James A. Shuford, III
                           President and Chief Executive Officer
                           Principal Executive Officer)

                                   POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints James A. Shuford, III his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By:/s/ James A. Shuford, III             Date:  June 26, 1996
   James A. Shuford, III
   President, Chief Executive Officer and
   Director (Principal Executive Officer)

By:/s/ James L. Pate, III                Date:  June 26, 1996
   James L. Pate, III
   Senior Vice President and Chief Financial
   Officer (Principal Financial and
   Accounting Officer)

By:/s/ Laurance H. Davis, Jr.            Date:  June 26, 1996
   Laurance H. Davis, Jr.
   Secretary and Director

By:/s/ Colden R. Battey, Jr.             Date:  June 26, 1996
   Colden R. Battey, Jr.
   Chairman of the Board of Directors

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By:/s/ Russell L. Jeter                  Date:  June 26, 1996
   Russell L. Jeter
   Director

By:/s/ James D. Neighbors                Date:  June 26, 1996
   James D. Neighbors
   Director

By:/s/ Richard L. Gray                   Date:  June 26, 1996
   Richard L. Gray
   Director

By:________________________              Date:  _______, 1996
   Robert A. Kerr
   Director


By:________________________              Date:  _______, 1996
   Jerry H. Reeves
   Director

By:/s/ Carson H. Rentz                   Date:  June 26, 1996
   Carson H. Rentz
   Director

By:/s/ William C. Robinson               Date:  June 26, 1996
   William C. Robinson
   Director

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                                       Exhibit 5

                              Opinion of Breyer & Aguggia
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                                     June 26, 1996

Board of Directors
FirstBancorporation, Inc.
1121 Boundary Street
Beaufort, South Carolina  29902

Gentlemen:

       We have acted as special counsel to FirstBancorporation, Inc. (the "Corporation"), a South Carolina corporation, in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 107,879 shares of common stock, $.01 par value per share ("Common Stock"), to be issued pursuant to the Corporation's (i) 1986 Bank Incentive Stock Option Plan, (ii) 1986 Amended and Restated Non-Qualified Stock Option Plan, (iii) Stock Option Agreement with Robert A. Kerr, dated June 15, 1988, (iv) Stock Option Agreement with Bryan K. Newton, dated June 13, 1996 and
(v) 1996 Stock Option Plan (together, the "Plans"), upon the exercise of stock options ("Option Rights"). The Registration Statement also registers an undeterminable number of additional shares which may be necessary under the Plans to adjust the number of shares reserved for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

       We have reviewed the Registration Statement and related Prospectus, the Articles of Incorporation and Bylaws of the Corporation, the Plans, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purpose of rendering this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of


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public officials, officers and representatives of the
Corporation as we have deemed appropriate or relevant as a basis for the opinion set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformity in all respects of copies to originals.

       For purposes of this opinion, we have also assumed that
(i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Plans will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Plans will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

       Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, when issued pursuant to and in accordance with the Registration Statement, and with respect to the Plans, upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                            Sincerely,

                            /s/ Breyer & Aguggia

                            BREYER & AGUGGIA

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                               Exhibit 23(a)

                     Consent of J.W. Hunt and Company, LLP

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              INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of FirstBancorporation, Inc. on Form S-8 of our report dated January 24, 1996, incorporated by reference in the Annual Report on Form 10-KSB of FirstBancorporation, Inc.
for the year ended December 31, 1995.

/s/ J.W. Hunt and Company, LLP

Columbia, South Carolina
June 25, 1996

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                                EXHIBIT 23(b)

                      Consent of Deloitte & Touche LLP
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of FirstBancorporation,Inc.on FormS-8 of our report dated January 31, 1995 (March 26, 1996 as to the second sentence in Note 12) with respect to the financial statements for the years ended December 31, 1994 and 1993, appearing in the Annual Report on Form 10-KSB of FirstBancorporation for the year ended December 31, 1995.

/s/ Deloitte & Touche LLP

Columbia, South Carolina
June 25, 1996

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                             Exhibit 23(c)

               Consent of Breyer & Aguggia (see Exhibit 5)

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                                 Exhibit 24

                  Power of Attorney (see signature page)

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                                Exhibit 99.1

                    1986 Bank Incentive Stock Option Plan

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                 THE SAVINGS BANK OF BEAUFORT COUNTY, F.S.B.
                         INCENTIVE STOCK OPTION PLAN

       1. PURPOSE. This plan, which shall be known as the "Incentive Stock Option Plan" (hereinafter referred to as the "Plan"), is to advance the interests of the Savings Bank of Beaufort County, F.S.B. (hereinafter referred to as the "Bank"), and its shareholders by strengthening the ability of the Bank and its subsidiaries to attract and retain, in key positions officers and key employees of training, experience, and ability, and to furnish additional incentive to those of its officers and key employees upon whose judgment, initiative and efforts the successful conduct and growth of its business largely depend, by encouraging them to become owners or increase their ownership of common stock of the Bank.

       This Plan is adopted pursuant to the requirements of
Section 422A of the Internal Revenue Code with the intention of satisfying all provisions thereof.

       2. SHARES SUBJECT TO THE PLAN. As of March 31, 1986, 50,000 authorized but unissued shares of the $5.00 per value common stock of the Bank (hereinafter referred to as "Stock") will be reserved for issuance upon the exercise of options granted from time to time under the Plan (hereinafter referred to as "Options").

       3. ADMINISTRATION. The Board of Directors of the Bank shall appoint at least 3 Board members to serve as the Stock Option Committee (the "Committee"). No member of the Committee shall be eligible to receive an Option. Subject to the provisions of the Plan, the Committee shall have full and exclusive authority to determine the officers and key employees to whom Options shall be granted, the number of shares of stock to be covered by each Option, and the time or times at which Options shall be granted; to interpret the Plan; and to make, amend, and rescind rules and regulations pertaining to the Plan.

       As previously stated, the Plan is intended to conform to the provisions of Section 422A of the Internal Revenue Code of 1954, as amended, and the Committee shall interpret and administer it accordingly.

       The members of the Committee shall serve at the pleasure of the Board of Directors. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all actions of the Committee shall be taken by a majority of its members at a meeting duly called and held. The Committee shall appoint a secretary, who may be but need not be a member of the Committee, to keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

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       4.    ELIGIBILITY.  Options may be granted only to
officers and key employees who are in the active full-time employment of the Bank and its wholly-owned subsidiaries who are less than sixty-four years of age and, who immediately after being granted an Option, do not own (including shares covered under Options under the Plan and any other outstanding options) more than ten percent of the outstanding shares of the Stock.

       In selecting the officers and key employees to whom Options shall be granted, the Committee shall consider length of service, position, present and potential contribution to the success of the Bank and its subsidiaries, and such other factors as the Committee deems relevant to accomplish the purpose of the Plan.

       5. GRANTING OF OPTIONS. Following selection by the Committee of an officer or key employee to whom an Option shall be granted (hereinafter referred to as "the Optionee"), the Bank shall tender to the Optionee for his signature a Stock Option Agreement (hereinafter referred to as "the Agreement"). The Agreement shall be in such form as determined by the Committee and contain provisions consistent with the Plan. The date on which an Option is granted is the date of the Committee's authorization of such grant, or such later date consistent with the Plan determined by the Committee and specified in the Agreement. However, no Option shall be granted after the earlier of ten years from the effective date of the Plan or ten years from the date shareholders of the Bank approve the Plan.

       6. MAXIMUM NUMBER AND MAXIMUM VALUE OF SHARES TO ANY OPTIONEE. The aggregate fair market value, determined at the time the Option is granted, of Stock under the Plan and all such plans of the Bank and its subsidiaries for which an Optionee may be granted options in any calendar year shall not exceed $100,000 plus any unused limit carryover to such year.

       7. PRICE. The purchase price of shares covered by an Option shall be at least the fair market value on the date of grant of such Option. The term "fair market value" shall be the average of the lowest asked and the highest bid price of the Common Stock, par value $5.00, of the Bank as published by the National Quotation Bureau on the date of the grant of such Option if the Common Stock is listed by the National Quotation Bureau. If the Common Stock is not listed the term "fair market value" shall be (a) the average of the fair market value opinions of three completely independent and well-qualified experts chosen by the Committee; or (b) the fair market value determined by any other reasonable method selected by the Committee.

       8. TERM OF OPTION. No Option granted under the Plan may be exercised prior to one year from the date it is granted, except in the event of disability, death or termination of employment as hereinafter provided. Also no Option may be exercised while there is outstanding any Option granted

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under a plan intended to satisfy the requirements of Section
422A of the Internal Revenue Code of 1954, as amended, which was previously granted to such Optionee to purchase stock in the Bank or in any corporation which at the time of the granting of the Option was a subsidiary of the Bank or in a predecessor corporation of any such corporations. An Option shall be treated as outstanding until the Option is exercised in full or expires by reason of lapse of time. Further, no Option granted under the Plan may be exercised more than ten years after the date the Option is granted.

       9. MANNER OF EXERCISE. An Option may be exercised by written notice to the Bank at its office at 1121 Boundary Street, Beaufort, South Carolina. The notice shall be signed by the Optionee, or by his successor, as hereinafter described in Paragraph 12, and shall state the number of shares with respect to which the Option is being exercised. Such notice must be accompanied by a certified or cashier's check, or the equivalent thereof, satisfactory to the Bank for the full price of the shares. As soon as practicable after the notice is received, the Bank shall deliver to the Optionee a stock certificate registered in his name representing the shares.

       Except as provided in Paragraphs 11 and 12, the Optionee must be an employee of the Bank or an employee of a subsidiary corporation of the Bank at the time of his exercise of an Option.

       The Optionee shall not have any rights of a shareholder of the Bank with respect to the shares covered by the Option.

       10. NON-TRANSFERABILITY. No Option shall be transferable by an Optionee otherwise than by will or by the laws of descent and distribution. During the Optionee's lifetime, his Option shall be exercisable only by him.

       11. TERMINATION OF EMPLOYMENT. If the employment of an Optionee is terminated for any reason other than disability (as set forth in Paragraph 12), death or retirement with the consent of the Bank, his Option shall terminate immediately. If an Optionee retires with the consent of the Bank, or any of its subsidiaries, he may exercise his Option to the extent that he was entitled to exercise it as of the date of retirement but only within three months after retirement and in no event after the expiration of ten years from the date such Option was granted. A temporary leave of absence approved by the Bank or one of its subsidiary shall not be a termination of employment.

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       The Plan does not confer upon any person any right with
respect to continuation of employment by the Bank or any of its subsidiaries nor does it limit in any way the right of the Bank or any subsidiary to terminate his employment at any time.

       12. DEATH OR DISABILITY. If any Optionee becomes disabled within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1954, as amended, or dies while an employee of the Bank or any of its subsidiaries, or dies within three months after retiring with the consent of the Bank, the Option may be exercised (to the extent the Optionee would have been entitled to exercise the Option at the time of disability or death) by the disabled Optionee or by a legatee or legatees of said Optionee, or by his personal representatives or distributees, at any time within one year after his death or disability, but in no event after the expiration of ten years after the date the Option was granted.

       13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The total shares on which Options may be granted under the Plan and Option rights (both as to the number of shares and the Option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from payment of a stock dividend on the Stock, a subdivision or combination of shares of Stock, or a reclassification of Stock, and in the event of a merger or consolidation in which the Bank shall be the acquiring Bank (pursuant to the next paragraph).

       After a merger of one or more corporations into the Bank or any subsidiary of the Bank, or after any consolidation of the Bank of any subsidiary of the Bank and one or more other corporations, each Optionee shall, at no additional cost, be entitled, upon any exercise of his Option, to receive (subject to any required action by shareholders), the number and class of shares of stock or other securities to which such Optionee would have been entitled to receive in the merger or consolidation if he had been the holder of record of the shares that he is acquiring with his option. Optionee shall receive comparable rights in the event of successive mergers or consolidations.

       Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Bank or upon any merger or consolidation in which the Bank is not the acquiring corporation, each Option granted under the Plan shall terminate. If a period of one year has expired from the date of the grant of any such Option, the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger, or consolidation, to exercise his Option in full to the extent not theretofore exercised regardless of the installment provisions of Paragraph 8.

       The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provided for

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the elimination of any fractional share which might otherwise become subject to an Option.

       14. AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN. The Board of Directors may amend, modify, or terminate the Plan at any time; provided, however, that no such action of the Board of Directors may (a) reduce the minimum option price provided in the Plan, (b) withdraw the administration of the Plan from the Committee or (c) permit any person while a member of the Committee to be eligible to receive or hold an Option under the Plan; and provided further that no amendment, modification or termination of the Plan shall in any manner affect any Option previously granted under the Plan without the consent of the Optionee or his successors, as described in Paragraph 12.

       15. DETERMINATIONS FINAL. Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board of Directors or the Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but not limited to, the Bank and its subsidiaries, the shareholders, the Committee and each of the members thereof, and the Directors, officers, and employees of the Bank and its subsidiaries, the Optionees, and their respective successors in interest.

                           /s/ Laurance H. Davis, Jr.
                           Laurance H. Davis, Jr.
                           Secretary
March 6, 1986

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                                Exhibit 99.2

                   1986 Amended and Restated Non-Qualified
                              Stock Option Plan
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                            AMENDED AND RESTATED
                       NON-QUALIFIED STOCK OPTION PLAN

       The Savings Bank of Beaufort County, FSB ("Bank") hereby formulates and adopts the following Stock Option Plan as approved by stockholders on April 15, 1987 and amended and restated on March 16, 1994, subject to shareholder approval.

       The Stock Option Plan is as follows:

1.     Purpose of Plan.

       The purpose of this plan is to promote the interest of Bank and its stockholders by encouraging the Directors of Bank who are not also full-time employees of Bank and participants in a Bank Incentive Stock Option Plan ("Outside Directors") to invest in Common Stock of Bank and thereby acquire a greater proprietary interest in Bank and to provide additional incentive for such Directors to promote the success of its business through sharing in the future growth of Bank.

2.     Eligibility.

       Each Outside Director of Bank serving in such capacity as of August 26, 1986 shall receive an option to acquire 7,500 shares of Common Stock of Bank upon the terms and conditions hereinafter provided. To the extent options are available for grant under this Plan, each Outside Director elected (or appointed subject to shareholder ratification) for the first time on or after January 1, 1993 shall receive an option to acquire 2,500 shares of Common Stock of Bank, as of the date on which such new Outside Director first begins to serve on the Board of Directors (the "Board") of Bank. If on any date one or more new Outside Director becomes entitled to receive an option hereunder an insufficient number of shares are available to provide such Outside Director with an option to acquire 2,500 shares, options for the number of shares then available shall be divided pro rata among such Outside Directors in full satisfaction of Bank's obligation under this Plan. Any option to acquire shares of Bank Common Stock granted pursuant to this paragraph shall be subject to the adjustments provided in Paragraph 4.

3.     Option Price and Exercise of Option.

       The Option price of Options granted as of August 26, 1986 shall be Twelve Dollars ($12.00) per share. The Option price of any option granted to a new Outside Director shall be 100 percent of the fair market value of the Common Stock of Bank on the date of grant, as determined in good faith by the Board. Subject to Paragraphs 7 and 8, an Option granted as of August 26, 1986 shall be exercisable at any time and from time to time through August 26, 2006. Subject to Paragraphs 7 and 8, an Option granted to a new Outside Director pursuant to Paragraph 2 shall be exercisable for a period of ten (10) years from the date of grant.

4.     Adjustments Upon Changes in Capitalization.

       In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of Bank, issuance of warrants or other rights to purchase Common Stock or other securities of Bank, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board of Directors shall proportionately adjust any or all (as necessary) of (i) the number of shares Common Stock or other securities of Bank (or number and kind of other securities or property) with respect to which Options may be granted, (ii) the number of shares of Common Stock or other securities of Bank (or number and kind of other securities or property) subject to outstanding Options, and (iii) the grant or exercise price with respect to any Option.

5.     Non-Transferability of Option.

       This Option may not be transferred in any manner otherwise than by Will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him, or if the Optionee shall then be incompetent, by his duly appointed personal representative on his behalf.

6.     Term of Option and Restrictions on Right to Exercise.

       a. Except as provided in Paragraphs 5, 7, and 8, no Option shall be exercisable in whole or in part unless the Optionee is then an Outside Director of Bank and shall have served continuously as an Outside Director of Bank since the date such Option was granted.

       b. An Option granted pursuant to this Plan may be exercised by the Optionee only by (i) delivery to the Board of written notice of the number of shares with respect to which the Optionee is exercising his Option to purchase, and (ii) payment in full of the Option price thereof. No Option may at any time be exercised with respect to a fractional share.

       c. Payment of the Option prices hereunder shall be made in cash.

       d. The holder of an Option shall not have any rights of a stockholder with respect to the share covered by an Option until such shares have been transferred to him on the books and records of Bank upon the exercise of the Option.

       e. No Option shall be exercised if exercise thereof will violate any applicable federal or state law, rule or regulation.

       f. The right to exercise this Option shall be forfeited and the right to delivery of any stock not yet delivered pursuant to the exercise of this Option shall be forfeited in the event that the Optionee shall resign or be removed from the Board because of gross or willful negligence or commission of a crime involving moral turpitude.

7.     Termination of Directorship.

       In the event an Outside Director to whom an Option has been granted under the Plan shall cease to be an Outside Director, for any cause other than by death, except as hereinabove provided in Paragraph 3, such Option may be exercised (to the extent that the Outside Director was entitled to do so immediately prior to ceasing to serve as an Outside Director), within one (1) year after such Outside Director shall cease to be an Outside Director, but in no event after the expiration of the period for which the Option was granted.

8.     Death of Optionee.

       If a person holding an Option which is not expired or terminated shall die, then the estate of the decedent or person or persons to whom his rights under the Option were transferred by Will or by the laws of descent and distribution may, at any time after the date of such death, but in no event after the expiration of the term for which the Option was granted, exercise such Option with respect to any shares as to which the decedent could have exercised such Option at the time of his death. Any such exercise shall be effected by written notice to the Board from the person entitled to exercise and the person or persons giving the same shall furnish to the Board such other documents or papers as the Board may reasonably require, including, without limitation, evidence of the authority of such person or persons to exercise the Option and evidence satisfactory to the Board that any death taxes payable with respect to the shares have been paid or provided for.

9.     Stock Subject to the Option.

       Bank shall provide 60,000 shares of its Common Stock for issuance to all Optionees. The shares shall be authorized but unissued shares. If the Options shall expire or become unexercised for any reason without have been exercised in full,

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
the unpurchased shares which are subject thereto shall be free from any restrictions.

10.    Notices.

       Each notice relating to this Plan shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to Bank shall be addressed to it at its principal office in Beaufort, South Carolina, attention of the Secretary. Each notice to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee's address set forth in the heading of this Plan.
Anyone to whom a notice may be given under this Plan may designate a new address by notice to that effect.

11.    Benefits of Plan.

       All obligations imposed upon the Optionee and all rights granted to Bank under this Plan shall be binding upon the Optionee's heirs, legal representatives and successors. This Plan shall be the sole and exclusive source of any and all rights which the Optionee, his heirs, legal representatives, or successors may have in respect to this Plan or any Options or Common Stock granted or issued hereunder, whether to himself or any other person.

12.    Effective Date.

       This plan shall be effective as of August 26, 1986; provided, that this plan shall be of no force or effect unless, within twelve (12) months after the date it is approved and adopted by the Board, it has been approved by the holders of a majority of the outstanding shares of common stock of the Bank.

13.    Termination and Amendment.

       The Plan shall terminate on August 26, 2006; provided, however, that an unexpired Option granted pursuant to the Plan which is outstanding on such date shall continue to be exercisable after such date until expired, subject to the terms of the Plan and the authority of the Board. The Board may alter, amend, suspend or discontinue this Plan but may not, without the approval of the holders of a majority of the shares of stock of Bank, make any alteration or amendment thereto which operates (a) to allow anyone other than an Outside Director to participate under this Plan, (b) to increase the total number of shares as to which Options may be granted under this Plan, (c) to extend the terms of the Plan or Option terms provided in Paragraphs 3 and 6 hereof, (d) to increase the minimum Option Price provided in Paragraph 3 hereof, or (e) to make any other change in the Plan which would cause the Plan not to qualify as a Non-Qualified Stock Option Plan.

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
                              Exhibit 99.3

              Stock Option Agreement with Robert A. Kerr,
                           dated June 15, 1988

                     NON-QUALIFIED STOCK OPTION PLAN
                           FOR ROBERT A. KERR

1) PURPOSE AND NAME OF PLAN. The purpose of the option is to promote the interests of the Bank and its shareholders by encouraging Mr. Robert A. Kerr, a Director of the Bank, who is not a full-time employee of the Bank and does not participate in the Bank Incentive Stock Option Plan to invest in Common Stock of the Bank and to provide additional incentive for Mr. Kerr to promote the success of its business through sharing in the future growth of the Bank. The title of the plan is "NON-QUALIFIED STOCK OPTION PLAN FOR ROBERT A. KERR" (Option).

2)     ELIGIBILITY.  Mr. Kerr shall enjoy the Option to acquire
2,500 shares of Common Stock of the Bank subject to the terms and conditions hereinafter provided, subject to adjustments provided in Paragraph 4.

3) OPTION PRICE AND EXERCISE OF OPTION. The Option price shall be Twelve Dollars ($12.00) per share. The Option shall be exercisable at any time and from time to time during the period commencing from the date of original grant of the Option, June 15, 1988 (the "Date of Grant"), and ending ten (10) years from the Date of Grant, being June 15, 1998.

4) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If all or any portion of the Option is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, or other similar changes or transaction of or by the Bank, as a result of which shares of any class shall be issued in respect of outstanding shares of the class covered by the Option or shares of the class covered by the Option shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons exercising such an Option shall receive, for the aggregate Option price payable upon such exercise of the Option, the aggregate number and class of shares equal to the number and the class of shares he would have had on the date of exercise had the shares been purchased for the same aggregate price at the date the Option was granted and had not been disposed of, taking into consideration any such stock dividend, split-up, merger, consolidation, acquisition or property or stock, separation, reorganization, or other similar changes or transaction; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

5) NON-TRANSFERABILITY OF OPTION. The Option may not be transferred in any manner otherwise than by Will or the laws of descent or distribution and may be exercised during the lifetime of Mr. Kerr only by him, or if Mr. Kerr should then be incompetent, by his duly appointed personal representative on his behalf.

6)     TERM OF OPTION AND RESTRICTIONS ON RIGHT TO EXERCISE.

       a) The Option shall not be exercisable in whole or in part after the expiration of ten (10) years from the date the Option was granted, being June 15, 1988.

       b) Except as provided in Paragraphs 5, 7, and 8, the Option shall not be exercisable in whole or in part unless Mr. Kerr is then a Director of the Bank and shall have served continuously as Director of the Bank since the date the Option was granted.

       c) The Option granted pursuant to this plan may be exercised by Mr. Kerr only by (i) delivery to the Corporate Board of Directors (Board) of the Bank of written notice of the number of shares with respect to which Mr. Kerr is exercising his Option to purchase, and (ii) payment in full of the Option price thereof. The Option may not at any time be exercised with respect to a fractional share.

       d) Payment of the Option prices hereunder shall be made in cash.

       e) Mr. Kerr shall not have any rights of a stockholder with respect to the shares covered by the Option until such shares have been transferred to him on the books and records of the Bank upon the exercise of the Option.

       f) The Option shall not be exercised if exercise thereof will violate any applicable federal or state law, rule or regulation.

       g) The right to exercise the Option shall be forfeited and the right to delivery of any stock not yet delivered pursuant to the exercise of the Option shall be forfeited in the event that Mr. Kerr should resign or be removed from the Board because of gross or willful negligence or commission of a crime involving moral turpitude. Additionally, should the Option presented in Proposal (3) of the Proxy Statement not be reapproved, Mr. Kerr has supplied the Bank with a written waiver of his right to receive any shares under this stock option plan, which was granted to Mr. Kerr by the Board of Directors of the Bank and approved by the shareholders at their Annual Meeting on April 19, 1989, or to seek any damages from the Bank on a quantum meruit theory for services rendered, or otherwise.

7) TERMINATION OF DIRECTORSHIP. In the event Mr. Kerr ceases to be a Director, for any cause other than by death, the Option may be exercised under the provision of paragraph 6 above; however, the Option may be exercised within one (1) year after Mr. Kerr ceases to be a Director in the case of disability within the meaning of Section 105(d)(4) of the Code, but in no event after the expiration of the period for which the Option was granted.

8) DEATH OF OPTIONEE. If a person holding an Option which has not expired or terminated shall die, then the estate of the decedent or person or persons to whom his rights under the Option were transferred by Will or by the laws of descent and distribution may, at any time after the date of such death, but in no event after the expiration of the term for which the Option was granted, may exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death. Any such exercise shall be effected by written notice to the Board from the person entitled to exercise and the person or persons giving the same shall furnish to the Board such other documents or papers as the Board may reasonably require, including, without limitation, evidence of the authority of such person or persons to exercise the Option and evidence satisfactory to the Board that any death taxes payable with respect to the shares have been paid or provided for.

9) STOCK SUBJECT TO THE OPTION. The Bank shall provide 2,500 shares of its Common Stock for issuance to Mr. Kerr. The shares shall be authorized but unissued shares. If the Option shall expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which are subject thereto shall be free from any restrictions.

10) EFFECTIVE DATE. The Option shall be effective retroactively as of noon, June 15, 1988; provided, that the Option shall be of no force or effect unless it is reapproved by the holders of a majority of the outstanding shares of common stock of the Bank.

11) TERMINATION AND AMENDMENT. The Board may alter, amend, suspend or discontinue the Option but may not, without the approval of the holders of a majority of the shares of stock of the Bank, make any alteration or amendment thereto which operates (a) to allow anyone other than Mr. Kerr to participate under the Option, (b) to increase the total number of shares as to which Options may be granted under the Option, (c) to extend the terms of the Option provided in Paragraphs 3 and 6 above,
(d) to increase the minimum Option Price provided in Paragraph 3 above, or (e) to make any other change in the Option which would cause the Option not to qualify as a Non-Qualified Stock Option Plan.

TAX EFFECTS

Tax counsel has advised the Bank, that there are no income tax consequences to the Bank or to Mr. Kerr upon the grant of the Option by adoption of the Option Plan by the Directors. Upon the exercise of the Option, however, Mr. Kerr will realize ordinary income on the appreciation of the stock between the time of the grant and the exercise of the Option, to the extent the appreciation of the stock causes the trading price to exceed the Option price, and the Bank normally will receive an income tax deduction equivalent to the amount of income realized by Mr. Kerr.

Mr. Kerr is the only person, Director or otherwise, eligible for options under this plan. On the date of grant June 15, 1988, the $12.00 per share option price exceeded the last recorded per share sales price of the Bank stock, which was $10.75. The most recent trade of the Bank's stock occurred on February 28, 1990, and was traded at $12.00 per share. A majority of the shares represented at the meeting is required for the adoption of this Option. No consideration has been paid by Mr. Kerr for the Option. The Option was originally granted by the Board of Directors of the Bank on June 15, 1988 subject to shareholder approval, which was obtained at the 1989 Annual Meeting of shareholders of the Bank. As explained in the first two paragraphs of PROPOSAL (3) of the proxy statement, this Option was required to be resubmitted for reapproval by the Shareholders of the Bank. The Option is resubmitted for reapproval with the understanding that the original effective date of June 15, 1988 would remain the effective date of the Option, in keeping with the Board of Director's original intent for this to be a ten year option. This has no effect on Mr. Kerr, as he has not exercised any of the previously approved options granted him under this Option.

                              EXHIBIT 99.4

                 Stock Option Agreement with Bryan K. Newton,
                           dated June 13, 1996

                         FIRSTBANCORPORATION, INC.

                             BRYAN K. NEWTON

                          STOCK OPTION AGREEMENT

       STOCK OPTION AGREEMENT made this 13th day of June, 1996, by and between FIRSTBANCORPORATION, INC. (the "Company"), a South Carolina corporation, and BRYAN K. NEWTON (the
"Recipient").

       In consideration of the past, present and future services of the Recipient as an officer of FIRSTBANK, N.A., a wholly-owned subsidiary of the Company, and for other good and valuable consideration, the parties hereto agree as follows:

       1. Grant of Option. The Company hereby grants to the Recipient this 13th day of June, 1996 ("date of grant") the right and option, hereinafter called the Option, to purchase all or any part of an aggregate of THREE THOUSAND THREE HUNDRED THIRTY FIVE (3,335) shares of its common stock, par value $0.01 per share (the "Common Stock") on the terms and conditions set forth herein and subject to the provisions of the Plan.

       2. Purchase Price. The purchase price of the shares covered by this Option shall be NINE DOLLARS ($9.00) per share of Common Stock.

       3.    Term and Exercise of the Option.

       (a) The Option shall be exercisable as to (i) 2001 shares upon the date of grant, (ii) an additional 667 shares on December 20, 1996, and (iii) an additional 667 shares on December 20, 1997. In the event of the Recipient's (i) termination of employment without cause or (ii) upon a "Change of Control" of the Company (as defined in the Company's 1996 Stock Option Plan), the Option shall be immediately exercisable as to all shares covered thereby. The Option shall expire on December 20, 2002.

       (b) In the event of the Recipient's voluntary termination of employment or termination of employment for "cause," he shall forfeit all rights to any portion of the Option that is not exercisable as of the date of the Recipient's termination of employment. For purposes of this Agreement, termination for "cause" shall mean termination because of the Recipient's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

       (c) In the event of the Recipient's termination of employment for any reason, other than death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), the portion of the Option which, as of the date of the Recipient's termination of employment, is vested pursuant to Section 3(a), shall remain exercisable until the earlier to occur of (i) the expiration of the term of the Option specified in Section 3(a) or (ii) three (3) months from the date of the Recipient's termination of employment. In the event of the Recipient's termination of employment by reason of death or disability (as defined above), the portion of the Option which, as of the date of the Recipient's termination of employment, is vested pursuant to Section 3(a), shall remain exercisable until the earlier to occur of (i) the expiration of the term of the Option specified in Section 3(a) or (ii) one (1) year from the date of the Recipient's termination of employment.

       4.    Nontransferability.

       (a) This Option may not be assigned, transferred, pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process as long as the Recipient is living. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of this Option by the Recipient during her lifetime is contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon this Option, shall be null and void and without effect.

       (b) Shares of Common Stock acquired by the Recipient (or his legal representative or the legal representative of his estate) upon the exercise of all or any part of this Option may not be sold for a period of one (1) year from the date of exercise without the prior authorization of the Board of Directors of the Company. Such shares of Common Stock shall bear an appropriate legend to reflect the conditions of this
Section 4(b).

       5. Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Board of Directors of the Company shall proportionately adjust any or all (as necessary) of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to the Option, and (ii) the grant or exercise price with respect to the Option.

       6. General. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, shall be applicable thereto. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

       IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and its Secretary, and the Recipient has signed this Agreement, all on the date and year first above-written.

ATTEST:                        FIRSTBANCORPORATION, INC.

/s/                            By:/s/ Colden R. Battey
                               Its: Chairman


WITNESS:

/s/                            /s/ Bryan K. Newton
                               Bryan K. Newton

                                     Exhibit 99.5

                                1996 Stock Option Plan

                        FirstBancorporation, Inc.

                         1996 Stock Option Plan

SECTION 1. Purpose. The purposes of the FirstBancorporation, Inc. 1996 Stock Option Plan are to promote the interests of the Company, its affiliates, and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees and directors of the Company and its affiliates; (ii) motivating such employees and directors by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees and directors to participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

       "Affiliate" shall mean the Bank or any present or future corporation that would be a "parent" or "subsidiary" of the Company as defined in Sections 424(f) and (g), respectively, of the Code.

       "Award" shall mean any grant of Options or Director
Options.

       "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

       "Bank" shall mean FirstBank, N.A., a national banking association.

       "Board" shall mean the Board of Directors of the Company.

       "Change in Control" shall mean an event deemed to occur if and when (a) an offeror other than the Company purchases shares of the common stock of the Company or the Bank pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 25% or more of the combined voting power of the Company's or the Bank's then outstanding securities, (c) the membership of the board of directors of the Company or the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Company or the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

       "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

       "Committee" shall mean the committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "disinterested person" within the meaning of Rule 16b-3.

       "Company" shall mean FirstBancorporation, Inc., a South
Carolina corporation, together with any successor thereto.

       "Director Option" shall mean a Non-Qualified Stock Option granted to each Eligible Director pursuant to Section 6(e) without any action by the Board or the Committee.

       "Effective Date" shall mean the date specified in Section
9(a).

       "Eligible Director" shall mean, on any date, a person who is first elected to the Board or the Board of Directors of the Bank at any time following the Effective Date, but shall not include a person who is an Employee.

       "Employee" shall mean an employee of the Company or any Affiliate.

       "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

       "Fair Market Value" shall be determined as follows:

       (a) If the Shares are traded or quoted on the Nasdaq stock market at the time of grant of the Award, then the Fair Market Value shall be the average of the highest and lowest selling price on such exchange on the date such Award is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

       (b) If the Shares are not traded or quoted on the Nasdaq stock market, then the Fair Market Value shall be a value determined by the Committee in good faith on such basis as it deems appropriate.

       "Incentive Stock Option" shall mean a right to purchase
Shares from the Bank that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

       "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Bank that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock
Option.

       "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option but shall not include a Director
Option.

       "Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan or any Eligible
Director who receives an Award of Director Options.

       "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

       "Plan" shall mean the FirstBancorporation, Inc. 1996
Stock Option Plan.

       "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

       "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

       "Shares" shall mean common shares of the Bank, or such other securities of the Bank as may be designated by the Committee from time to time.

       "Ten Percent Stockholder" shall mean any stockholder who, at the time an Incentive Stock Option is granted to such stockholder, owns (within the meaning of Section 424(d) of the Code) more than ten percent of the voting power of all classes of stock of the Bank.

       "Termination for Cause" shall mean termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of any employment agreement between the Bank or the Company and a Participant.

SECTION 3.  Administration.

       (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine

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the type or types of Awards to be granted to an eligible
Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Except as provided in Section 4(a), neither the Committee nor the Board shall have any discretion regarding whether an Eligible Director shall receive a Director Option pursuant to Section 6(e) or regarding the terms of any Director Option, including without limitation, the number of Shares subject to such Director Option, the timing of the grant or the exercisability of such Director Option, or the exercise price per Share of such Director Option.

       (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Bank, and Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

SECTION 4.  Shares Available for Awards.

       (a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Options and Director Options may be granted under the Plan shall be 15,000. If, after the effective date of the Plan, any Shares covered by an Option or Director Option granted under the Plan, or to which such an Option or Director Option relates, are forfeited, or if an Option or Director Option otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Option or Director Option, or to which such Option or Director Option relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Options and Director Options may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Options and Director Options may be granted, to the extent permissible under Rule 16b-3.

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In the event that any Option or Director Option is exercised through the delivery of Shares, the number of Shares available for Awards under the plan shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3.

       (b) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall proportionately adjust any or all (as necessary) of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including an Award pursuant to Section 6(e), (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award; provided, in each case, that with respect to an Award of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended.

       (c) Sources of Shares. Any Shares delivered pursuant to an Option or Director Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility. An Employee, including any officer or employee-director of the Company or an Affiliate, who is not a member of the Committee shall be eligible to be designated a Participant. Each Eligible Director shall receive nondiscretionary Director Options in accordance with, and only in accordance with, Section 6(e) hereof.

SECTION 6.  Options and Director Options.

       (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended,

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and any regulations implementing such statute, including without limitation, the requirements of Code Section 422(d), which limits the aggregate fair market value of Shares of which Incentive Stock Options are exercisable for the first time to $100,000 per calendar year. Each provision of the Plan and of each written option agreement relating to an Option designated an Incentive Stock Option shall be construed so that such Option qualifies as an Incentive Stock Option, and any provision that cannot be so construed shall be disregarded.

       (b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the per Share Fair Market Value on the date of grant. Notwithstanding any provision contained herein, in the case of an Incentive Stock Option, the exercise price at the time such Incentive Stock Option is granted to any Employee who, at the time of such grant, is a Ten Percent Stockholder, shall not be less than 110% of the per Share Fair Market Value on the date of grant.

       (c) Exercise. Each Option shall be exercisable at such time and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter; provided, in the case of an Incentive Stock Option, a Participant may not exercise such Option as an Incentive Stock Option after the earlier of (i) the date which is ten years (five years in the case of a Participant who is a Ten Percent Stockholder) after the date on which such Incentive Stock Option is granted, or (ii) the date which is three months (twelve months in the case of a Participant who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date on which he ceases to be an employee of the Company or an Affiliate; and provided, further, that, in the event of a Participant's Termination for Cause, his Options shall be canceled on the date he ceases to be an Employee. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. The Committee shall have the right to accelerate the exercisability of any Option or outstanding Options in its discretion.

       (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option or Director Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

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       (e)   Director Options.  On the date that is the first to
occur of the date an Eligible Director is elected to a second term on the Board or the Board of Directors of the Bank, an Eligible Director shall receive a grant of Director Options to purchase 500 Shares at an exercise price per Share equal to the Fair Market Value on the date of grant; provided, however, that if, on any date on which Director Options are to be granted to an Eligible Director(s), the number of Shares remaining available under the Plan is insufficient for the grant of Director Options to purchase 500 Shares, then Director Options to purchase a proportionate number of such Shares (rounded to the greatest number of whole Shares) shall be granted to such Eligible Director(s). Subject to shareholder approval of the Plan, a Director Option shall be exercisable until the earlier to occur of the following two dates (i) the tenth anniversary of the date of grant of such Director Option or (ii) one year (two years in the case of an Eligible Director who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date the Eligible Director ceased to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board, by reason of his Termination for Cause, his Director Options shall be canceled on the date he ceases to be a member of the Board. An Eligible Director may pay the exercise price of a Director Option in the manner described in Section 6(d).

       (f) Effect of a Change in Control. In the event of a Change in Control, all then outstanding Options and Director Options, shall become one hundred percent (100%) vested and exercisable as of the Change in Control. If, in connection with or as a consequence of a Change in Control, the Company or the Bank is merged into or consolidated with another corporation, of if the Company or the Bank sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of then outstanding Options and Director Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options or Director Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant or Eligible Director shall be paid in cash an amount equal to the difference between the Fair Market Value of the Shares subject to the Options or Director Options as of the effective date of the such corporate event and the exercise price of the Options or Director Options, as appropriate.

SECTION 7.  Amendment and Termination.

       (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is

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necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act for which or with which the Board deems it necessary or desirable to qualify or comply; and, provided further that no amendment may be made to Section 6(e) or any other provision of the Plan relating to Director Options within six months of the last date on which any such provision was amended, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

       (b)   Amendments to Awards.  Except as provided under
Section 3, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

       (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award of Options granted hereunder to be canceled in consideration of the granting to the holder of an alternative Award of Options having a Fair Market Value equal to the Fair Market Value of such canceled Award.

SECTION 8.  General Provisions.

       (a)   Nontransferability.

             (i) Each Award, and each right under any Award, shall be exercisable only by the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative or a transferee receiving such Award pursuant to a domestic relations order, as determined by the Committee.

             (ii)   No Award may be assigned, alienated,
pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

       (b) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or

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beneficiaries of Awards.  The terms and conditions of Awards need not be the same with respect to each recipient.

       (c) Share Certificates. All Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange or national securities association upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any certificates representing such Shares or other securities to make appropriate reference to such restrictions.

       (d) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

       (e) Withholding. A Participant may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award and take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. With respect to Participants who are not subject to Section 16 of the Exchange Act, the withholding may be in the form of cash, Shares, or other property as the Committee may allow. With respect to Participants who are subject to Section 16 of the Exchange Act, the withholding shall be in cash or in any other property permitted by Rule 16b-3 as the Committee may allow.

       (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

       (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types

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of Awards provided for hereunder (subject to shareholder
approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

       (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or an Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provide in the Plan or in any Award Agreement.

       (i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

       (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of South Carolina, without giving effect to the choice of law principles thereof.

       (k) Severability. If any provisions of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

       (l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recovery under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

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       (m)   No Trust or Fund Created.  Neither the Plan nor any
Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such rights shall be no greater than the right of any unsecured general creditor of the Company.

       (n) Rule 16b-3 Compliance. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

       (o) Headings. Heading are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

       (p) No Impact on Benefits. Unless specifically provided under any other benefit plan of the Company or its Affiliates, Awards shall not be treated as compensation for purposes of calculating an Employee's or Eligible Director's rights under such benefit plans.

       (q) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, by contract, as a matter of law, or otherwise.

SECTION 9.  Term of the Plan.

       (a) Effective Date. The Plan shall be effective upon adoption by the Board, subject to shareholder approval within twelve (12) months of such date. In the event that the Plan is not approved by the shareholders of the Company,

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as provided herein, the Plan and all Awards under the Plan shall automatically terminate and shall be of no further force or effect.

       (b) Expiration Date. The Plan shall terminate on and no Award shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

As adopted by the                 FIRSTBANCORPORATION, INC.
Board of Directors on
February 21, 1996                /s/Colden R. Battey
                                  Colden R. Battey, Jr.
                                  Chairman of the Board